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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our reports for the year ended December 31, 1998 and the nine-months ended September 30, 1999, and to all references to our Firm, included in or made a part of this registration statement.

Arthur Andersen LLP

Tampa, Florida

July 17, 2000